UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) of the SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 2, 2023

Vistagen Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-54014	20-5093315
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

343 Allerton Ave. South San Francisco, California 94090
(Address of principal executive offices)

(650) 577-3600
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	VTGN	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2)

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 3.02 Unregistered Sales of Equity Securities

Please see Item 8.01 below with respect to the issuance of the Stock Consideration (defined below) in connection with the consummation of the Pherin Acquisition (defined below) (the “Closing”).

Item 8.01 Other Events.

On February 2, 2023 (the “Closing Date”), Vistagen Therapeutics, Inc. (the “Company”) completed its acquisition of Pherin Pharmaceuticals, Inc. (“Pherin”) in accordance with the terms and conditions of the Agreement and Plan of Merger, dated December 20, 2022 (the “Merger Agreement”), by and among the Company, VTGN Merger Sub, Inc., the Company’s wholly-owned subsidiary (“Merger Sub”), Pherin, and Kevin McCarthy in the capacity of Stockholder Representative (the “Pherin Acquisition”). At Closing, Pherin merged with and into Merger Sub, with Pherin continuing as the surviving company and, as such, Pherin is now a wholly-owned subsidiary of the Company. Immediately prior to the consummation of the Pherin Acquisition, each of Pherin’s directors and officers resigned, and no employees or other affiliates of Pherin on the Closing Date are serving or will serve in their previous roles or in any other capacity with Pherin or with the Company.

At Closing, each outstanding share of Pherin common stock, par value $0.0001 per share (“Pherin Common Stock”) converted into the right to receive 0.325 of one share of the Company’s common stock, par value $0.001 per share (“Company Common Stock”) or, solely for those Pherin stockholders who were not eligible to receive Company Common Stock as consideration for the Pherin Acquisition, an equivalent cash payment, calculated by multiplying the shares of Company Common Stock otherwise issuable to such Pherin stockholders by $0.2479, the most recently reported closing price of the Company Common Stock immediately prior to Closing, as reported on the Nasdaq Stock Market. The Company expects to issue an aggregate total of (i) 12,410,181 unregistered shares of Company Common Stock to approximately 96.07% of the Pherin stockholders (the “Stock Consideration”), and (ii) an aggregate total of approximately $125,800 to the remaining approximately 3.93% of the Pherin stockholders who were not eligible to receive shares of Company Common Stock on the Closing Date.

The shares of Company Common Stock to be issued to Pherin stockholders as Stock Consideration are exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to either (i) Section 4(a)(2) of the Securities Act and/or Rule 506(b) of Regulation D promulgated thereunder because, among other things, the transaction did not involve a public offering, the investors are accredited investors, the investors are purchasing the securities for investment and not for resale and the Company took appropriate measures to restrict the transfer of the securities or (ii) Regulation S and/or Section 4(2) of the Securities Act because, among other things, such shares of Company Common Stock will be issued to non-U.S. persons in an offshore transaction. The shares of Company Common Stock issuable as Stock Consideration have not been registered under the Securities Act and may not be sold in the U.S. absent registration or an exemption from registration. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The material terms of the Pherin Acquisition are contained in the Merger Agreement, as previously disclosed in Item 1.01 and attached as Exhibit 10.1 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 21, 2022. A copy of the press release issued by the Company regarding the Closing of the Pherin Acquisition is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits Index

Exhibit No.	Description
99.1	Press Release issued by Vistagen Therapeutics, Inc., dated February 2, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Vistagen Therapeutics, Inc.

Date: February 2, 2023	By:	/s/ Shawn K. Singh
Shawn K. Singh Chief Executive Officer